SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
TABLE OF CONTENTS

Financial Highlights	1
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Funds from Operations	4
Supplemental Cash Flow Information	5
Owned & Managed Operating Statistics, Top 10 Customers & Lease Expirations	6
Largest Global Markets	7
Portfolio Overview	8
Capital Deployment	9
Property Contributions & Dispositions	10
Development & Renovation Projects in Process	11
Development Projects Placed in Operations and Projects Available for Sale or Contribution	13
Land Inventory	14
Capitalization Summary	15
Unconsolidated & Consolidated Joint Ventures	16
Supplemental Information for Net Asset Value Analysis	17
Reporting Definitions	18
Supplemental Financial Measures Disclosures	19
Joint Venture Partner Information	22
Contacts	23

Cover:	Beacon Lakes — Bldg 6, a 206,500 square foot development, was stabilized during the quarter. The distribution facility is located in Beacon Lakes park in Miami’s Airport West submarket, where AMB has completed 605,600 square feet and has another 347,100 square feet under development. When fully developed, the 436-acre Beacon Lakes park will total 5.8 million square feet.

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SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data)

	Quarters Ended March 31,
	2007	Change	2006
Operating Data
Revenues	$168,007	(4.8%)	$176,407	(1) (2)
Adjusted EBITDA (3)	125,173	(0.4%)	125,630
Net income available to common stockholders	21,730	(7.1%)	23,384
FFO (3)	56,873	16.7%	48,739
Per diluted share and unit:
EPS	$0.23	(11.5%)	$0.26
FFO (3)	0.57	9.6%	0.52
Dividends per common share	0.50	8.7%	0.46
Ratios
Interest coverage (3)	3.3 x		3.0 x
Fixed charge coverage (3)	2.1 x		2.3 x
FFO payout	88%		88%

	As of
	March 31, 2007	December 31, 2006
Capitalization
AMB’s share of total debt (3)	$2,532,072	$3,088,624
Preferred equity	417,767	417,767
Market equity	6,113,297	5,531,113

Total capitalization	$9,063,136	$9,037,504

Ratios
AMB’s share of total debt-to-AMB’s share of total book capitalization (3) (4)	46.5%	55.8%
AMB’s share of total debt-to-AMB’s share of total market capitalization (3) (4)	27.9%	34.2%
Total common shares and units outstanding	103,985,326	94,371,491

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis.

(2)	Pro forma revenues for the quarter ended March 31, 2006 would have been $160,831, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.

(3)	See Supplemental Financial Measures Disclosures.

(4)	See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2007	December 31, 2006
Assets
Investments in real estate:
Total investments in properties	$6,777,738	$6,575,733
Accumulated depreciation	(829,814)	(789,693)

Net investments in properties	5,947,924	5,786,040
Investments in unconsolidated joint ventures	279,422	274,381
Properties held for contribution, net	144,961	154,036
Properties held for divestiture, net	11,227	20,916

Net investments in real estate	6,383,534	6,235,373
Cash and cash equivalents and restricted cash	286,161	195,878
Mortgages and loans receivable (1)	18,711	18,747
Accounts receivable, net	141,647	133,998
Other assets (2)	146,930	129,516

Total assets	$6,976,983	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,648,336	$1,395,354
Unsecured senior debt	1,057,186	1,101,874
Unsecured credit facilities	474,849	852,033
Other debt	86,146	88,154
Accounts payable and other liabilities	287,372	271,880

Total liabilities	3,553,889	3,709,295
Minority interests:
Joint venture partners	506,611	555,201
Preferred unitholders	180,292	180,298
Limited partnership unitholders	112,823	102,061

Total minority interests	799,726	837,560
Stockholders’ equity:
Common equity	2,399,951	1,943,240
Preferred equity	223,417	223,417

Total stockholders’ equity	2,623,368	2,166,657

Total liabilities and stockholders’ equity	$6,976,983	$6,713,512

(1)	As of March 31, 2007 and December 31, 2006, includes a mortgage receivable from Pier 1, LLC, in the amount of $12.6 million and $12.7 million, respectively, maturing in May 2026 with an interest rate of 13.0%, and a loan receivable from G. Accion in the amount of $6.1 million, maturing in March 2010 with an interest rate of 10.0%.

(2)	Includes AMB’s 100% ownership interest in Park One, a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX, for approximately $75.7 million and $75.5 million as of March 31, 2007 and December 31, 2006, respectively.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(dollars in thousands, except share data)

	For the Quarters Ended March 31,
	2007	2006
Revenues
Rental revenues (2)	$162,082	$171,301
Private capital income	5,925	5,106

Total revenues	168,007	176,407

Costs and expenses
Property operating costs (3)	(44,247)	(44,143)
Depreciation and amortization	(41,029)	(42,754)
Impairment losses	(257)	—
General and administrative	(29,854)	(22,855)
Other expenses (4)	(912)	(537)
Fund costs	(241)	(614)

Total costs and expenses	(116,540)	(110,903)

Other income and expenses
Equity in earnings of unconsolidated joint ventures (5)	2,113	2,088
Other income (4)	5,507	3,507
Gains from dispositions of real estate interests, net	136	—
Development profits, net of taxes	12,192	674
Interest expense, including amortization	(33,865)	(39,153)

Total other income and expenses	(13,917)	(32,884)

Income from operations before minority interests	37,550	32,620

Minority interests’ share of income:
Joint venture partners’ share of income	(7,193)	(8,539)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(595)	(32)
Preferred unitholders	(3,699)	(5,001)
Limited partnership unitholders	(494)	(730)

Total minority interests’ share of income	(11,981)	(14,302)

Income from continuing operations	25,569	18,318

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	77	2,246
Gain from disposition of real estate, net of minority interests	36	7,013

Total discontinued operations	113	9,259

Net income	25,682	27,577
Preferred stock dividends	(3,952)	(3,096)
Preferred unit redemption discount/(issuance costs)	—	(1,097)

Net income available to common stockholders	$21,730	$23,384

Net income per common share (diluted)	$0.23	$0.26

Weighted average common shares (diluted)	95,098,711	90,179,329

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis.

(2)	Pro forma rental revenues for the quarter ended March 31, 2006 would have been $155,725, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.

(3)	Pro forma property operating costs for the quarter ended March 31, 2006 would have been $40,169, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.

(4)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

(5)	Includes gains on sale of operating properties of $0.2 million and $0.5 million, for the quarters ended March 31, 2007 and 2006, respectively.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS (1)
(dollars in thousands, except share data)

	For the Quarters Ended March 31,
	2007	2006
Net income available to common stockholders	$21,730	$23,384
Gains from disposition of real estate, net of minority interests	(172)	(7,013)
Depreciation and amortization:
Total depreciation and amortization	41,029	42,754
Discontinued operations’ depreciation	(4)	514
Non-real estate depreciation	(1,177)	(1,000)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	7,193	8,539
Limited partnership unitholders’ minority interests (Net income)	494	730
Limited partnership unitholders’ minority interests (Development profits)	583	32
Discontinued operations’ minority interests (Net income)	(61)	113
FFO attributable to minority interests	(16,304)	(20,435)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(2,113)	(2,088)
AMB’s share of FFO	5,675	3,209

Funds from operations	$56,873	$48,739

FFO per common share and unit (diluted)	$0.57	$0.52

Weighted average common share and unit (diluted)	99,776,750	94,567,680

Estimated FFO by business line (1)
Capital Partners FFO per common share and unit (diluted) (2)	$0.03	$0.02
% of reported FFO	5.3%	3.9%
Development FFO per common share and unit (diluted) (2)	$0.11	$—
% of reported FFO	19.3%	—
Real estate operations FFO per common share and unit (diluted) (3)	$0.43	$0.50
% of reported FFO	75.4%	96.1%

Total FFO per common share and unit (diluted)	$0.57	$0.52

(1)	See Supplemental Financial Measures Disclosures. In addition, management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of a company’s respective business lines to other companies’ business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.

(2)	Estimated Capital Partners and Development FFO was determined by reducing Capital Partner Income and Development Profits, net of taxes by their respective estimated share of general and administrative expenses. Capital Partners and Developments estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred.

(3)	Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Capital Partners and Development.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
SUPPLEMENTAL CASH FLOW INFORMATION
(dollars in thousands)

	For the Quarters Ended
	March 31,
	2007	2006
AMB’s Owned and Managed Portfolio: (1) (2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$4,619	$5,368
AMB’s share of straight-line rents and amortization of lease intangibles	$3,162	$4,043
Gross lease termination fees	$118	$5,754
Net lease termination fees (3)	$143	$5,745

AMB’s share of net lease termination fees	$96	$5,745

Recurring capital expenditures:
Tenant improvements	$3,318	$3,821
Lease commissions and other lease costs	7,377	6,205
Building improvements	2,998	3,844

Sub-total	13,693	13,870
JV Partners’ share of capital expenditures	(5,046)	(3,945)

AMB’s share of recurring capital expenditures	$8,647	$9,925

AMB’s Consolidated Portfolio:
Straight-line rents and amortization of lease intangibles	$2,715	$5,146
AMB’s share of straight-line rents and amortization of lease intangibles	$2,729	$3,999
Gross lease termination fees	$100	$5,754
Net lease termination fees (3)	$125	$5,745
AMB’s share of net lease termination fees	$93	$5,745

(1)	See Reporting Definitions.

(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.

(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
OWNED AND MANAGED OPERATING STATISTICS (1)
(dollars in thousands, except per square foot amounts)

Operating Portfolio	Quarter	Prior Quarter
Square feet owned at March 31, 2007	103,175,210	100,702,915

Occupancy percentage	95.2%	96.1%
Average occupancy percentage	94.9%	95.3%

Weighted average lease terms (years)	6.1	6.1

Trailing four quarter tenant retention	73.8%	70.9%

	Quarter
Same Space Leasing Activity: (2)
Rent increases on renewals and rollovers	2.8%
Same space square footage commencing (millions)	5.2

2nd Generation Leasing Activity:
TIs and LCs per square foot:
Retained	$0.99
Re-tenanted	3.35

Weighted average	$1.80

Square footage commencing (millions)	6.0

Same Store Pool (1)	Quarter	Prior Quarter
Square feet in same store pool at March 31, 2007	85,907,988	77,291,866
% of total square feet	83.3%	76.8%

Occupancy percentage at period end:
March 31, 2007	95.9%	97.0%
March 31, 2006	95.0%	96.3%

Weighted average lease terms (years)	6.1	6.0

Trailing four quarter tenant retention	74.0%	72.5%

	Quarter
Same Space Leasing Activity: (2)
Rent increases on renewals and rollovers	3.0%
Same space square footage commencing (millions)	4.3

Cash basis NOI % change: (3)
Revenues (4)	6.0%
Expenses (4)	5.0%
NOI (3) (4)	6.3%
NOI without lease termination fees (3) (4)	6.3%
TOP 10 CUSTOMERS
(dollars in thousands)

			% of
	Number	Aggregate	Aggregate		% of
	of	Rentable	Leased		Aggregate
Customer Name (6)	Leases	Square Feet	Square Feet	ABR (1) (5)	ABR (1) (5)
1. United States Government (7) (8)	47	1,407,748	1.4%	$20,391	3.1%
2. Deutsche Post World Net (DHL) (7)	39	1,910,505	1.9%	16,515	2.5%
3. FedEx Corporation (7)	31	1,481,619	1.5%	14,986	2.3%
4. Nippon Express	15	1,041,058	1.0%	9,976	1.5%
5. Harmonic Inc.	4	285,480	0.3%	9,250	1.4%
6. Sagawa Express	8	726,550	0.7%	8,330	1.3%
7. BAX Global Inc/Schenker/Deutsche Bahn (7)	17	750,271	0.8%	7,681	1.2%
8. La Poste	2	854,427	0.9%	6,142	0.9%
9. City and County of San Francisco	1	559,605	0.6%	5,714	0.9%
10. Panalpina, Inc.	7	870,156	0.9%	5,601	0.8%

Total		9,887,419	10.0%	$104,586	15.9%

LEASE EXPIRATIONS (9)
(dollars in thousands)

Year	Square Feet	ABR (1) (5) (7)	% of ABR (1) (5)
2007	11,382,912	$71,751	10.2%
2008	16,302,074	105,000	14.9%
2009	17,382,307	111,050	15.7%
2010	14,465,053	103,544	14.6%
2011	13,699,420	98,648	14.0%
2012	9,849,407	76,001	10.8%
2013	3,867,646	30,049	4.3%
2014	5,126,553	37,035	5.2%
2015	4,593,062	27,687	3.9%
2016 and beyond	5,659,638	46,032	6.4%

Total	102,328,072	$706,797	100.0%

(1)	See Reporting Definitions for definitions of “owned and managed”, “same store properties” and “annualized base rent (“ABR”), as applicable.

(2)	Consists of second generation leases renewing or re-tenanting with current and prior lease terms greater than one year.

(3)	See Supplemental Financial Measures Disclosures.

(4)	For the quarter ended March 31, 2007, on a consolidated basis, the % change was 6.6%, 6.0%, 6.8% and 6.7%, respectively, for revenues, expenses, NOI and NOI without lease termination fees.

(5)	ABR is reported net of all operating expense reimbursements.

(6)	Customer(s) may be a subsidiary of or an entity affiliated with the named customer. AMB also owns a 19.9 acre land parcel adjacent to LAX, which is leased to a parking lot operator with an ABR of $7.8 million, which is not included.

(7)	Apron rental amounts (but not square footage) are included.

(8)	United States Government includes the United States Postal Service (USPS), United States Customs, United States Department of Agriculture (USDA) and various other U.S. governmental agencies.

(9)	Schedule represents spaces that expire on or after March 31, 2007. Schedule includes owned and managed operating properties.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
LARGEST GLOBAL MARKETS (1)
As of March 31, 2007

										Sub-Total
		No. New	San							Largest
	Southern	Jersey/	Francisco		U.S.	South				Global
	California (2)	New York	Bay Area	Chicago	On-Tarmac	Florida	Seattle	Tokyo (4)	Paris (4)	Markets
Rentable square feet	15,485,516	10,684,097	10,555,779	12,340,950	2,681,328	5,678,594	7,430,072	2,986,749	1,885,532	69,728,617
Occupancy percentage	95.7%	97.8%	96.2%	92.6%	94.0%	97.1%	96.6%	93.0%	98.4%	95.6%
ABR (000’s) (5)	$95,894	$75,734	$71,335	$59,839	$45,968	$41,767	$35,382	$33,930	$16,050	$475,899
% of total ABR (5)	14.5%	11.5%	10.8%	9.1%	7.0%	6.3%	5.4%	5.1%	2.4%	72.1%
ABR per square foot	$6.47	$7.25	$7.03	$5.23	$18.23	$7.58	$4.93	$12.22	$8.65	$7.14
Lease expirations as a % of ABR: (5)
2007	6.8%	5.5%	10.7%	20.2%	11.4%	13.8%	11.1%	7.2%	11.8%	10.3%
2008	16.8%	13.1%	16.6%	15.4%	16.0%	14.2%	12.3%	11.4%	15.7%	15.1%
2009	11.9%	16.4%	20.4%	14.8%	6.5%	16.4%	27.2%	18.0%	7.2%	15.7%
Weighted average lease terms	5.8	7.0	5.6	5.1	8.6	5.6	6.1	5.0	8.0	6.0
Trailing four quarter tenant retention:	82.9%	83.2%	63.9%	77.7%	86.8%	61.9%	72.1%	63.1%	—	76.8%

Rent increases on renewals and rollovers:
Quarter	5.2%	(3.6%)	8.1%	(3.6%)	4.0%	12.5%	7.2%	—	—	2.7%
Same space square feet leased	922,844	960,200	672,682	465,248	96,235	392,280	236,200	—	—	3,745,689
Same store cash basis NOI % change: (6)
Quarter	0.5%	12.4%	5.2%	8.8%	0.8%	17.5%	5.2%	19.1%	32.0%	6.9%

Same store square feet as % of aggregate square feet (5)	85.8%	87.0%	98.5%	75.9%	100.0%	89.8%	93.6%	39.2%	54.2%	85.0%

AMB’s pro rata % share of square feet (7)	60.5%	52.3%	74.3%	56.0%	92.9%	78.6%	52.0%	20.0%	100.0%	61.3%

(1)	Based on annualized base rent and represents AMB’s owned and managed portfolio. The markets included here are a subset of AMB’s regions defined as East, Southwest, and West Central in North America, Europe and Asia. See Reporting Definitions for the definition of owned and managed.

(2)	AMB also owns a 19.9 acre land parcel, which is leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX.

(3)	Includes on-tarmac cargo facilities at 14 airports.

(4)	At March 31, 2007, this represents our largest single market in Asia and Europe respectively.

(5)	See Reporting Definitions for definitions of “ABR” and “same store properties”, as applicable.

(6)	See Supplemental Financial Measures Disclosures.

(7)	Calculated as AMB’s pro rata share of square feet on the total stabilized portfolio as shown on the next page.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
PORTFOLIO OVERVIEW (1)
As of March 31, 2007
(dollars in thousands, expect per square foot amounts)

	Rentable
	Square	Occupancy		% of Total	ABR per
	Feet	Percentage	ABR (2)	ABR (2)	Square Foot (2)
Largest Global Markets	69,728,617	95.6%	$475,899	72.1%	$7.14

Other Global Target Markets
North America Markets
Atlanta	4,622,651	94.5%	$19,395	2.9%	$4.44
Baltimore	3,046,324	99.1%	20,801	3.1%	6.89
Boston	5,188,593	92.1%	31,395	4.8%	6.57
Dallas	4,842,119	92.8%	21,186	3.2%	4.72
Mexico City	2,021,424	91.4%	11,433	1.7%	6.18
Minneapolis	4,006,858	95.1%	17,547	2.7%	4.60
Other Markets (3)	6,093,733	92.7%	32,067	4.8%	5.68

Subtotal/Weighted Average	29,821,702	93.8%	$153,824	23.2%	$5.50

Europe Markets
Amsterdam, Netherlands	964,039	100.0%	$8,489	1.3%	$8.81
Frankfurt, Germany	166,917	100.0%	2,768	0.4%	16.58
Hamburg, Germany	952,369	99.7%	7,586	1.1%	7.99
Lyon, France	262,491	100.0%	1,781	0.3%	6.78

Subtotal/Weighted Average	2,345,816	99.9%	$20,624	3.1%	$8.80

Asia Markets
Osaka, Japan	965,155	95.7%	$7,660	1.2%	$8.30
Shanghai, China	151,749	100.0%	556	0.1%	3.66
Singapore, Singapore	162,171	100.0%	1,738	0.3%	10.72

Subtotal/Weighted Average	1,279,075	96.7%	$9,954	1.6%	$8.04

Owned and Managed Total	103,175,210	95.2%	$660,301	100.0%	$6.72

Other Non-Managed JVs	7,359,173	96.3%

Total Stabilized Portfolio (2)	110,534,383	95.3%

Development Projects (4)	17,708,048

Total Portfolio	128,242,431

(1)	Includes AMB’s owned and managed operating and development properties, investments in operating properties through non-managed unconsolidated joint ventures, and recently completed developments that have not yet been placed in operations but are being held for sale or contribution. See Reporting Definitions for the definition of owned and managed.

(2)	See Reporting Definitions for definitions of “Annualized Base Rent (ABR)” and “completion/stabilization”, as applicable.

(3)	Other Markets includes other target markets (Austin, Guadalajara, Houston, Orlando and Querétaro) and non-target markets (Columbus and New Orleans).

(4)	Development projects includes recently completed development projects available for sale or contribution totaling twelve projects and 3.0 million square feet.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
CAPITAL DEPLOYMENT
For the Quarter ended March 31, 2007
(dollars in thousands)

		Month of	Square
Property Acquisitions	Market	Acquisition	Feet
AMB Alliance Fund III
1. AMB Internationale Industrial	Chicago	January	138,242
2. AMB Midwest Distribution Center	Chicago	January	701,889
3. AMB Kingsland Distribution	No. New Jersey/New York	January	146,000
4. AMB Crosstown	Minneapolis	January	120,000
5. AMB Gibraltar R&D	San Francisco Bay Area	February	56,720
6. AMB Capelin Distribution Center	Southern California	March	329,140

Total AMB Alliance Fund III			1,491,991
Acquisition Cost (1)			$104,295

AMB Japan Fund I
7. AMB Funabashi Distribution Center 6	Tokyo, Japan	February	137,131

Total AMB Japan Fund I			137,131
Acquisition Cost (1)			$17,283	(2)

AMB Property Corporation
8. Airport Logistics Center SGP	Singapore, Singapore	March	162,171

Total AMB Property Corporation			162,171
Acquisition Cost (1)			$20,179	(2)
Total First Quarter Property Acquisitions			1,791,293
Acquisition Cost (1)			$141,757
AMB’s Weighted Average Ownership Percentage			32%
Weighted Average Stabilized Cap Rate (GAAP)			5.9%

			Estimated
		Estimated	Square Feet
New Development and Renovation Projects	Market	Stabilization (3)	at Stabilization
1. AMB Wille Distribution Center	Chicago	Q407	253,410
2. AMB Beacon Lakes — Commerce Bank	South Florida	Q407	101,345
3. AMB Remington Lakes Distribution	Chicago	Q308	228,413
4. AMB Akechi Distribution Center	Nagoya, Japan	Q408	979,357
5. AMB ICN Logistics Center	Incheon, Korea	Q408	362,745

Total First Quarter New Projects			1,925,270
Estimated Total Investment (3)			$190,744
AMB’s Weighted Average Ownership Percentage			98%
Weighted Average Estimated Yield (3)			7.4%

Total First Quarter Capital Deployment			$332,501

(1)	Represents the total expected investment, including closing costs and estimated acquisition capital of $4.8 million for the quarter ended March 31, 2007, respectively.

(2)	Non-U.S. Dollar assets are translated using the exchange rate on the date of acquisition.

(3)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yields”, as applicable.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
PROPERTY CONTRIBUTIONS AND DISPOSITIONS
For the Quarter ended March 31, 2007
(dollars in thousands)

		Month of
		Contribution/	Square
Operating Property Contributions and Dispositions	Market	Disposition	Feet

Contributions
1. AMB Corregidora Distribution Center	Queretaro, Mexico	March	95,949

Total Contributions			95,949
Contribution Value			$4,591

Dispositions
None	n/a	n/a	n/a

Total First Quarter Operating Property Contributions and Dispositions			95,949
Total Contribution Value			$4,591
AMB’s Weighted Average Ownership Percentage Sold or Contributed			80%
Weighted Average Stabilized Cash Cap Rate			9.3%

		Month of
		Contribution/	Square
Development Property Contributions and Dispositions (1)	Market	Disposition	Feet

Contributions
1. AMB Layline Distribution Center	Southern California	March	298,000
2. Agave Industrial Park — Bldg 4	Mexico City, Mexico	March	217,514

Total Contributions			515,514
Contribution Value			$56,000

Dispositions
1. AMB Des Plaines Logistics Center (2)	Chicago	March	126,053
2. AMB Beacon Lakes Village — Phase 1 Bldg E1 — 3 units (2)	South Florida	March	19,750

Total Dispositions			145,803
Disposition Price			$24,698

Total First Quarter Development Property Contributions and Dispositions			661,317
Total Contribution Value and Disposition Price			$80,698
AMB’s Weighted Average Ownership Percentage Sold or Contributed			84%
Weighted Average Stabilized Cash Cap Rate			6.6%

(1)	AMB also contributed approximately 82 acres of land at cost plus associated carry to AMB DFS Fund I.

(2)	Represents a project that was placed in projects available for sale or contribution during the quarter ended March 31, 2007, and was sold or contributed during the quarter.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of March 31, 2007
(dollars in thousands)

			Estimated
		Estimated	Square Feet
2007 Deliveries	Market	Stabilization (1)	at Stabilization (1)
1. AMB Fokker Logistics Center 2A	Amsterdam, Netherlands	Q2	118,166
2. AMB Riverfront Distribution Center — Bldg B	Seattle	Q2	388,000
3. AMB Gonesse Distribution Center	Paris, France	Q2	598,161
4. AMB Douglassingel Distribution Center	Amsterdam, Netherlands	Q3	148,714
5. AMB Port of Hamburg 1	Hamburg, Germany	Q3	414,701
6. AMB Forest Park Freight Terminal	Atlanta	Q3	142,000
7. AMB Pearson Logistics Centre 1—Bldg 200	Toronto, Canada	Q3	205,518
8. AMB Tres Rios Industrial Park — Bldg 3	Mexico City, Mexico	Q3	628,784
9. AMB Tres Rios Industrial Park — Bldg 4	Mexico City, Mexico	Q3	315,156
10. AMB Arrayanes — Bldg 2	Guadalajara, Mexico	Q4	473,720
11. AMB Dublin (3)	San Francisco Bay Area	Q4	—
12. AMB Milton 401 Business Park — Bldg 2	Toronto, Canada	Q4	281,358
13. AMB Pearson Logistics Centre 1—Bldg 100	Toronto, Canada	Q4	446,338
14. AMB Sagamihara Distribution Center	Sagamihara, Japan	Q4	543,056
15. AMB Aurora Industrial (5)	Minneapolis	Q4	122,793
16. AMB Fokker Logistics Center 3	Amsterdam, Netherlands	Q4	324,725
17. AMB Hathaway (3)	San Francisco Bay Area	Q4	—
18. AMB Isle d’Abeau Logistics Park Bldg. C	Lyon, France	Q4	277,817
19. AMB Redlands 2	Southern California	Q4	1,313,470
20. AMB Torrance Matrix	Southern California	Q4	161,785
21. AMB Valley Distribution Center	Seattle	Q4	749,970
22. AMB Wille Distribution Center (4)	Chicago	Q4	253,410
23. AMB Beacon Lakes — Commerce Bank (4)	South Florida	Q4	101,345
24. AMB Beacon Lakes Bldg 7	South Florida	Q4	193,090
25. Platinum Triangle Land — Phase 1 (3)	Southern California	Q4	—

Total 2007 Deliveries			8,202,077

Estimated Total Investment (1)			$700,122
Funded-to-date			$551,290 (2)
AMB’s Weighted Average Ownership Percentage			93%
Weighted Average Estimated Yield (1)			7.8%
% Pre-leased			32%
Continued on next page

(1)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yield”, as applicable.

(2)	AMB’s share of amounts funded to date for 2007 and 2008 deliveries was $506.5 million and $394.1 million, respectively, for a total of $900.6 million.

(3)	Represents a value-added conversion project. See Reporting Definitions.

(4)	Represents a new development start for the quarter ended March 31, 2007.

(5)	Represents a renovation project. See Reporting Definitions.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of March 31, 2007
(dollars in thousands)

			Estimated
		Estimated	Square Feet
2008 Deliveries	Market	Stabilization (1)	at Stabilization (1)
26. AMB Steel Road	Southern California	Q1	161,000
27. AMB Amagasaki Distribution Center 2	Osaka, Japan	Q2	981,679
28. Agave Industrial Park Bldg 5	Mexico City, Mexico	Q2	111,589
29. AMB Le Grand Roissy Distribution — Mitry	Paris, France	Q2	37,954
30. AMB Shinkiba Distribution Center	Tokyo, Japan	Q2	328,764
31. AMB Theodore Park Logistics Center	Dusseldorf, Germany	Q2	140,566
32. AMB Narita Air Cargo Center 1 — Phase 1 Bldg C	Tokyo, Japan	Q2	348,891
33. Platinum Triangle Land — Phase 2 (3)	Southern California	Q2	—
34. AMB Barajas Logistics Park	Madrid, Spain	Q2	427,133
35. AMB Funabashi Distribution Center 5	Tokyo, Japan	Q2	469,254
36. AMB Palmetto Distribution Center	Orlando	Q2	406,400
37. AMB Franklin Commerce Center	No. New Jersey/New York	Q3	366,896
38. AMB Lijnden Logistics Court 1	Lijnden, Netherlands	Q3	96,520
39. AMB Nanko Naka Distribution Center	Osaka, Japan	Q3	402,313
40. AMB Remington Lakes Distribution (4)	Chicago	Q3	228,413
41. AMB Pompano Center of Commerce — Phase 1	South Florida	Q4	218,835
42. AMB Akechi Distribution Center (4)	Nagoya, Japan	Q4	979,357
43. AMB Siziano Business Park — Bldg 1	Milan, Italy	Q4	436,916
44. AMB ICN Logistics Center (4)	Incheon, Korea	Q4	362,745

Total 2008 Deliveries			6,505,225
Estimated Total Investment (1)			$730,142
Funded-to-date			$403,287 (2)
AMB’s Weighted Average Ownership Percentage			97%
Weighted Average Estimated Yield (1)			7.1%
% Pre-leased			11%

Total 2007 and 2008 Scheduled Deliveries			14,707,302
Estimated Total Investment (1)			$1,430,264
Funded-to-date			$954,577 (2)
AMB’s Weighted Average Ownership Percentage			95%
Weighted Average Estimated Yield (1)			7.5%
% Pre-leased			23%

(1)	See Reporting Definitions for definitions of “completion/stabilization”, “estimated total investment” and “estimated yield”, as applicable.

(2)	AMB’s share of amounts funded to date for 2007 and 2008 deliveries was $506.5 million and $394.1 million, respectively, for a total of $900.6 million.

(3)	Represents a value-added conversion project. See Reporting Definitions.

(4)	Represents a new development start for the quarter ended March 31, 2007.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
DEVELOPMENT PROJECTS PLACED IN OPERATIONS AND
PROJECTS AVAILABLE FOR SALE OR CONTRIBUTION
As of March 31, 2007
(dollars in thousands)

Projects Placed in Operations	Market	Square Feet
1. AMB Turnberry Distribution VI	Chicago	179,400

Total First Quarter Placed in Operations		179,400

Total Investment (5)		$10,657
AMB’s Weighted Average Ownership Percentage		20%
Weighted Average Estimated Yield (5)		8.0%

Projects Available for Sale or Contribution (1)	Market	Square Feet
1. AMB BRU Air Cargo Center	Brussels, Belgium	102,655
2. Singapore Airport Logistics Center — Bldg 2 (2)	Singapore, Singapore	250,758
3. AMB Fokker Logistics Center 1	Amsterdam, Netherlands	236,203
4. Frankfurt Logistics Center 556 — Phase II	Frankfurt, Germany	105,723
5. AMB Milton 401 Business Park — Bldg 1	Toronto, Canada	375,241
6. AMB Fengxian Logistics Center — Bldgs 2, 4 & 6 (3)	Shanghai, China	1,040,633
7. Highway 17 — 55 Madison Street (3)	No. New Jersey/New York	150,446
8. AMB Jiuting Distribution Center 2	Shanghai, China	187,866
9. AMB Annagem Distribution Centre (4)	Toronto, Canada	198,169
10. AMB DFW Logistics Center — 1 (4)	Dallas	113,640
11. AMB Beacon Lakes Village — Phase 1 Bldg E1 — 5 units (4)	South Florida	32,918
12. AMB Beacon Lakes — Bldg 6 (4)	South Florida	206,494

Total Available for Sale or Contribution		3,000,746

Total Investment (5)		$193,818
AMB’s Weighted Average Ownership Percentage		86%

(1)	Represents projects where development activities have been completed and which AMB intends to sell or contribute within two years of construction completion.

(2)	Represents a project in an unconsolidated joint venture.

(3)	Represents a renovation project. See Reporting Definitions.

(4)	Bold indicates a project placed in available for sale or contribution during the quarter ended March 31, 2007. Projects placed in available for sale or contribution during the quarter totaled $57.1 million and 0.7 million square feet.

(5)	See Reporting Definitions for definitions of “stabilization”, “estimated total investment”, “estimated yields”, “AMB’s share of”, as applicable.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
LAND INVENTORY
As of March 31, 2007
(dollars in thousands)

	North America		Europe		Asia		Totals
		Estimated		Estimated		Estimated			Estimated
		Build Out Potential		Build Out Potential		Build Out Potential			Build Out Potential
	Acres (3)	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres		(square feet)
Balance as of December 31, 2006	1,604	25,534,071	53	1,037,254	78	3,904,640	1,735		30,475,965
Acquisitions	422	6,728,837	—	—	—	—	422		6,728,837
Development Starts	(37)	(583,168)	—	—	(32)	(1,342,102)	(69)		(1,925,270)

Balance as of March 31, 2007	1,989	31,679,740	53	1,037,254	46	2,562,538	2,088	(4)	35,279,532	(4)

Total investments (1)	$400,017		$27,833		$97,903		$525,753	(4)	$1,942,500	(2)

(1)	Includes initial acquisition cost and associated carry costs.

(2)	Represents total estimated costs of development including initial land acquisition cost and associated carry costs assuming full build out of land inventory.

(3)	AMB also has a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX.

(4)	AMB’s share of acres, square feet of estimated build out potential, and total investment including amounts held in unconsolidated joint ventures is 1,874 acres, 31,661,167 square feet and $399,818, respectively.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
CAPITALIZATION SUMMARY
As of March 31, 2007
(dollars in thousands, except share price)

	AMB	Joint	Unsecured
	Secured	Venture	Senior	Credit	Other	Total
Year	Debt (1)	Debt (1)	Debt	Facilities (2)	Debt	Debt
2007	$12,396	$49,349	$55,000	$—	$14,215	$130,960
2008	92,239	79,200	175,000	—	810	347,249
2009	6,234	124,868	100,000	—	873	231,975
2010	72,026	122,620	250,000	474,849	941	920,436
2011	6,335	197,466	75,000	—	1,014	279,815
2012	8,369	420,116	—	—	1,093	429,578
2013	42,682	59,714	175,000	—	65,920 (6)	343,316
2014	245,273	4,076	—	—	616	249,965
2015	2,199	18,780	112,491	—	664	134,134
2016	4,804	54,995	—	—	—	59,799
Thereafter	—	19,091	125,000	—	—	144,091

Sub-total	492,557	1,150,275	1,067,491	474,849	86,146	3,271,318
Unamortized premiums/(discount)	1,480	4,024	(10,305)	—	—	(4,801)

Total consolidated debt	494,037	1,154,299	1,057,186	474,849	86,146	3,266,517

AMB’s share of unconsolidated JV Debt (3) (5)	—	30,930	—	—	—	30,930

Total debt	494,037	1,185,229	1,057,186	474,849	86,146	3,297,447

JV partners’ share of consolidated JV debt (5)	—	(713,375)	—	—	(52,000)	(765,375)

AMB’s share of total debt (5)	$494,037	$471,854	$1,057,186	$474,849	$34,146	$2,532,072

Weighted average interest rate	4.9%	6.2%	6.2%	2.1%	6.9%	5.4%
Weighted average maturity (in years)	5.2	4.6	4.8	3.1	5.9	4.5

Market Equity
Security	Shares	Price	Value
Common Stock	99,319,253	$58.79	$5,838,979
LP Units	4,666,073	58.79	274,318

Total	103,985,326		$6,113,297

Preferred Stock and Units (4)
	Dividend	Liquidation
Security	Rate	Preference
Series D preferred units	7.18%	$79,767
Series I preferred units (7)	8.00%	25,500
Series J preferred units (7)	7.95%	40,000
Series K preferred units	7.95%	40,000
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	7.17%	$417,767

Capitalization Ratios
Total debt-to-total market capitalization (5)	33.5%
AMB’s share of total debt-to-AMB’s share of total market capitalization (5)	27.9%
Total debt plus preferred-to-total market capitalization (5)	37.8%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization (5)	32.5%

(1)	AMB secured debt includes debt related to European and Asian assets in the amount of $414.8 million and $47.5 million, respectively.

(2)	Represents three credit facilities with total capacity of approximately $1,182 million. Includes $342.5 million and $132.3 million in Yen and Canadian dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at March 31, 2007.

(3)	The weighted average interest and maturity for the unconsolidated JV debt were 4.7% and 5.6 years, respectively.

(4)	Exchangeable under certain circumstances by the unitholder and redeemable at the option of AMB after a specified non-call period, generally five years from issuance.

(5)	See Reporting Definitions and Supplemental Financial Measures Disclosures.

(6)	Maturity includes $65 million balance outstanding on a $65 million non-recourse credit facility obtained by AMB Partners II.

(7)	Callable as of March 31, 2007.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
UNCONSOLIDATED AND CONSOLIDATED JOINT VENTURES (1)
As of March 31, 2007
(dollars in thousands)

		AMB's			Gross			AMB's	3rd Party	Planned		Estimated
	Geographic	Ownership	Square		Book	Property	Other	Net Equity	Equity	Gross		Investment
Unconsolidated Joint Ventures	Focus	Percentage	Feet (2)		Value (3)	Debt	Debt	Investment (8)	Committed	Capitalization		Capacity
Co-Investment Operating Joint Ventures:
AMB Institutional Alliance Fund III	United States	21%	15,746,793		$1,469,392	$726,956	$—	$135,914	$553,900	$1,469,000	(4)	$257,000	(4)
AMB Japan Fund I (6)	Japan	20%	3,951,904		625,523	390,027	100,017	32,184	420,000	2,100,000		1,460,000
AMB-SGP Mexico	Mexico	20%	3,050,915		184,487	135,955	—	8,495	200,000	715,000		519,000

Total Co-Investment Operating Joint Ventures		20%	22,749,612		2,279,402	1,252,938	100,017	176,593	1,173,900	4,284,000		2,236,000

Co-Investment Development Joint Ventures:
AMB DFS Fund I	United States	15%	—		110,242	—	—	16,622	425,000	500,000		270,000

Other Industrial Operating Joint Ventures		53%	7,684,931	(5)	290,898	182,830	—	48,569	n/a	n/a		n/a

Total Unconsolidated Joint Ventures		24%	30,434,543		$2,680,542	$1,435,768	$100,017	$241,784	$1,598,900	$4,784,000		$2,506,000

Consolidated Joint Ventures
Co-Investment Operating Joint Ventures:

AMB Partners II	United States	20%	9,913,375		$683,609	$322,094	$65,000		$193,000	$580,000		$—
AMB Institutional Alliance Fund II	United States	20%	8,007,103		517,058	242,050	—		195,000	490,000		—
AMB-SGP	United States	50%	8,287,424		445,718	350,073	—		75,000	420,000		—
AMB-AMS	United States	39%	2,172,137		153,990	84,558	—		49,000	228,000		—
AMB Erie	United States	50%	821,712		52,643	20,459	—		50,000	200,000		—

Total Co-Investment Operating Joint Ventures		30%	29,201,751		1,853,018	1,019,234	65,000		$562,000	$1,918,000		$—

Co-Investment Development Joint Ventures:
AMB Partners II	United States	20%	n/a		343	—	—
AMB Institutional Alliance Fund II	United States	20%	n/a		4,256	—	—

Total Co-Investment Development Joint Ventures		20%	—		4,599	—	—

Total Co-Investment Joint Ventures		30%	29,201,751		1,857,617	1,019,234	65,000
Other Industrial Operating Joint Ventures		91%	2,871,846		252,773	64,498	—
Other Industrial Development Joint Ventures		88%	3,814,446		333,124	70,567	—

Total Consolidated Joint Ventures		44%	35,888,043		$2,443,514	$1,154,299	$65,000

Selected Operating Results
For the Quarter Ended March 31, 2007	Cash NOI (7)	Net Income	FFO (7)	Share of	Cash NOI (7)	Net Income	FFO (7)
Unconsolidated Joint Ventures	$41,702	$6,161	$20,872	AMB's	$11,479	$2,113	$5,675
Consolidated Co-Investment Joint Ventures	$36,533	$5,648	$18,368	Partner's	$26,768	$4,077	$15,881

(1)	See Joint Venture Partner Information.

(2)	For development properties, this represents estimated square feet upon completion for committed phases of development and renovation projects.

(3)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.

(4)	The planned gross capitalization and investment capacity of AMB Institutional Alliance Fund III, as an open-end fund, is not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the Fund’s current cash and leverage limitations as of the most recent quarter end.

(5)	Includes investments in 7.4 million square feet of operating properties through AMB’s investments in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio. See Reporting Definitions for the definition of owned and managed.

(6)	AMB Japan Fund I is a yen-denominated fund. U.S. dollar amounts are converted at the March 31, 2007 exchange rate.

(7)	See Supplemental Financial Measures Disclosures and Reporting Definitions.

(8)	AMB also has a 39% equity interest in G. Accion, a Mexican real estate company for approximately $37.6 million. G. Accion provides real estate management and development services in Mexico.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
SUPPLEMENTAL INFORMATION FOR NET ASSET VALUE ANALYSIS (1)
(dollars in thousands)

For the Quarter
Ended March 31, 2007
AMB’s Share of cash basis NOI
Rental revenues	$162,082
Straight-line rents and amortization of lease intangibles	(2,715)
Property operating costs	(44,247)
JV Partners’ share of cash basis NOI (1) (2)	(27,337)
AMB’s share of transaction activity adjustments to NOI (1) (2) (3)	(2,451)
AMB’s share of unconsolidated JV’s cash basis NOI (1) (2)	11,479

Total AMB’s share of cash basis NOI (1) (2)	$96,811

Private capital income	$5,925

AMB’s share of land and development projects
AMB’s share of land held for future development (2) (4)	$399,818
AMB’s share of developments and renovations in process (2) (4)	$900,600
AMB’s share of development projects held for contribution or sale (2) (4)	$166,683
AMB’s share of assets contributed to private capital joint ventures (2) (4)	$12,454

AMB’s share of total debt and preferred securities (1) (2) (4)	$2,949,839

AMB’s share of select balance sheet items (owned and managed portfolio): (1) (2)
Cash and cash equivalents	$269,079
Mortgages and loans receivable	18,711
Accounts receivable (net) and other assets	262,052
Deferred rents receivable and deferred financing costs (net)	(72,325)
Accounts payable and other liabilities	(281,796)

AMB’s share of other assets and liabilities	$195,721

(1)	See Supplemental Financial Disclosures.

(2)	See Reporting Definitions for definitions of “AMB’s share of”, “JV Partner’s share of” and “owned and managed”, as applicable.

(3)	Transaction activity adjustments to NOI stabilizes NOI for acquisitions and development completions and removes NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution.

(4)	See Development & Renovation Projects in Process, Development Projects Available for Sale or Contribution and Sold or Contributed Projects, Operating Property Contributions and Dispositions or Capitalization Summary and their respective footnotes for further information.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
REPORTING DEFINITIONS
Acquisition/non-recurring capex includes immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard” or to stabilization. Also includes incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
AMB’s share of total debt-to-AMB’s share of total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. AMB’s share of total book capitalization is defined as the Company’s share of total debt plus minority interests to preferred unitholders and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-AMB’s share of total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company’s definition of “total market capitalization” is total debt plus preferred equity liquidation preferences plus market equity. The Company’s definition of “AMB’s share of total market capitalization” is the Company’s share of total debt plus preferred equity liquidation preferences plus market equity. The Company’s definition of “market equity” is the total number of outstanding shares of the Company’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on the Company’s percentage of equity interest in each of the consolidated or unconsolidated ventures accounted for in the applicable financial measure.
AMB’s share of total market capitalization is defined as the Company’s share of total debt plus preferred equity liquidation preferences plus market equity.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at quarter end.
Completion/Stabilization is generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or building has been substantially complete for at least 12 months.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development and renovation projects are calculated from estimated annual NOI following occupancy stabilization divided by the estimated total investment, including earnouts (if triggered by stabilization), prepaid ground leases and associated carrying costs. Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest) plus preferred dividends and distributions.
Interest coverage is adjusted EBITDA divided by total interest expense.
JV Partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on the Company’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of the Company’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Occupancy percentage represents the percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by the Company as assets in which the Company has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Percentage pre-leased represents the percentage of signed leases only.
Preferred, with respect to its capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represents projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally more than 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% occupancy).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”
Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is the first in the unit (first generation) and there is no prior lease for comparison, then it is excluded from this calculation.
Same store NOI growth is the change in the NOI (excluding straight-line rents) of the same store properties from the prior year reporting period to the current year reporting period.
Same store properties include all properties that were owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, planned immediate capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s joint venture partners. For dispositions or contributions, cap rates are calculated as NOI divided by total disposition price or contribution value, as applicable.
Tenant retention is the square footage of all leases renewed by existing tenants divided by the square footage of all expiring and renewed leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by the Company as total debt plus preferred equity liquidation preferences plus market equity.
Value-added conversion project represents the repurposing of land or a building site for more valuable uses and may include such activities as rezoning, redesigning, reconstructing and retenanting.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Adjusted EBITDA. The Company uses adjusted earnings before interest, tax, depreciation and amortization, or adjusted EBITDA, to measure both its operating performance and liquidity. The Company considers adjusted EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from its operations on an unleveraged basis before the effects of non-cash depreciation and amortization expense. By excluding interest expense, adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, the Company believes that adjusted EBITDA helps fixed income and equity investors to analyze its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. Management uses adjusted EBITDA in the same manner as the Company expects investors to when measuring the Company’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. The Company believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of the performance of its assets between periods and as against other companies. By excluding interest, taxes, depreciation and amortization when assessing the Company’s financial performance, an investor is assessing the earnings generated by the Company’s operations, but not taking into account the eliminated expenses incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income for the quarters ended March 31, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2007	2006
Net income	$25,682	$27,577
Depreciation and amortization	41,029	42,754
Impairment losses	257	—
Stock-based compensation amortization	5,108	4,829
Adjustments to derive adjusted EBITDA from unconsolidated JVs:
AMB’s share of net income	(2,113)	(2,088)
AMB’s share of FFO (2)	5,675	3,209
AMB’s share of interest expense	4,068	2,027
Interest expense, including amortization	33,865	39,153
Total minority interests’ share of income	11,981	14,302
Total discontinued operations, including gains	(249)	(9,259)
Discontinued operations’ adjusted EBITDA	(130)	3,126

Adjusted EBITDA	$125,173	$125,630

Interest coverage. The Company uses interest coverage to measure its liquidity. The Company believes interest coverage is relevant and useful to investors because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt. The Company’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details total interest for the quarters ended March 31, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended
	March 31,
Interest	2007	2006
Interest expense, including amortization — continuing operations	$33,865	$39,153
Interest expense, including amortization — discontinued operations	(142)	253
AMB’s share of interest expense from unconsolidated JVs	4,068	2,027

Total interest	$37,791	$41,433

Fixed charge coverage. The Company uses fixed charge coverage to measure its liquidity. The Company believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure the Company’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. The Company’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the quarters ended March 31, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended
	March 31,
Fixed charge	2007	2006
Interest expense, including amortization — continuing operations	$33,865	$39,153
Amortization of financing costs and debt premiums — continuing operations	(850)	(2,372)
Interest expense, including amortization — discontinued operations	(142)	253
Amortization of financing costs and debt premiums — discontinued operations	5	(2)
AMB’s share of interest expense from unconsolidated JVs	4,068	2,027
Capitalized interest	14,542	8,533
Preferred unit distributions	3,699	5,001
Preferred stock dividends	3,952	3,096

Total fixed charge	$59,139	$55,689

Company’s share of total debt. The Company’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. The Company’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures.
Net Asset Value (“NAV”). The Company believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. The Company has presented certain financial measures related to its business that it believes the investing public might use to calculate its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The Company considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.
Cash-basis NOI. Cash-basis NOI is defined as NOI (see definition for “NOI”) less straight line rents and amortization of lease intangibles. The Company considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
Same Store Net Operating Income (“SS NOI”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers SS NOI to be a useful supplemental measure of our operating performance. For properties that are considered part of the same store pool, see Reporting Definitions. In deriving SS NOI, the Company defines NOI as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. For a discussion of cash-basis NOI, see definition of cash-basis NOI. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated SS NOI and NOI from net income for the quarters ended March 31, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2007	2006
Net income	$25,682	$27,577
Private capital income	(5,925)	(5,106)
Depreciation and amortization	41,029	42,754
Impairment losses	257	—
General and administrative and fund costs	30,095	23,469
Total other income and expenses	14,829	33,421
Total minority interests’ share of income	11,981	14,302
Total discontinued operations	(113)	(9,259)

NOI	117,835	127,158
Less non same-store NOI	(11,603)	(24,911)
Less non cash adjustments (1)	(1,141)	(3,808)

Cash-basis same-store NOI	$105,091	$98,439

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate earnings information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, JV partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “JV partners’ share of”. AMB believes that owned and managed cash flow information helps investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
JOINT VENTURE PARTNER INFORMATION
AMB-SGP Mexico is a co-investment partnership formed in 2004 with a subsidiary of GIC Real Estate Pte Ltd. Includes $9.3 million of shareholder loans outstanding at March 31, 2007 between the Company and the co-investment partnership.
AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors. This fund is yen-denominated. U.S. dollar amounts are converted at the March 31, 2007 exchange rate.
AMB Institutional Alliance Fund III is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT. Prior to October 1, 2006, the Company accounted for AMB Institutional Alliance Fund III as a consolidated joint venture.
AMB DFS Fund I is a co-investment partnership formed in 2006 with a subsidiary of GE Real Estate to build and sell properties in non-target markets.
AMB Erie is a co-investment partnership formed in 1998 with the Erie Insurance Group.
AMB Partners II is a co-investment partnership formed in 2001 with the City and County of San Francisco Employees’ Retirement System.
AMB-SGP is a co-investment partnership formed in 2001 with a subsidiary of GIC Real Estate Pte Ltd.
AMB Institutional Alliance Fund II is a co-investment partnership with institutional investors, which invest through a private REIT.
AMB-AMS is a co-investment partnership with three Dutch pension funds advised by Mn Services NV and Cordares.

SUPPLEMENTAL ANALYST PACKAGE 2007 First Quarter Earnings Conference Call
CONTACTS

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9415	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, North America	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Margan S. Mitchell	VP, Corporate Communications	(415) 733-9477	mmitchell@amb.com

Tracy A. Ward	Manager, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Other Office Locations				Investor Relations

AMB Property Corporation	Amsterdam	Chicago	New Jersey	Paris	Tel: (415) 394-9000
Pier 1, Bay 1	Atlanta	Dallas	New York	Shanghai	Fax: (415) 394-9001
San Francisco, CA 94111	Baltimore	Frankfurt	Nagoya	Singapore	E-mail: ir@amb.com
Tel: (415) 394-9000	Beijing	Los Angeles	Narita	Tokyo	Website: www.amb.com
Fax: (415) 394-9001	Boston	Menlo Park	Osaka	Vancouver

Some of the information included in this supplemental analyst package and the conference call to be held in connection therewith contains forward-looking statements, such as those related to development and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, weighted average estimated yields from such projects, costs and total investment amounts), acquisition capital, build out potential of land inventory, co-investment joint venture investment capacity, terms of the co-investment joint ventures, cost to buy out joint venture partners, lease expirations, future debt summaries, and future business plans (such as property divestitures and financings), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006.